Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-197988, 333-184292, 333-182957, 333-176353, 333-174373, 333-163197, 333-111829, 333-74620, 333-113269, 333-41993, and 333-134283) of CoreLogic, Inc. of our report dated February 18, 2015 relating to the financial statements of RELS LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 26, 2015